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                                                              EXHIBIT 5.1


                      [LETTERHEAD OF COOLEY GODWARD LLP]


January 14, 2000

APPLIED MICRO CIRCUITS CORPORATION
6290 Sequence Drive
San Diego, CA 92121


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which relates to the public offering of Common Stock of the Company contemplated by the Registration Statement on Form S-3 (Reg. No. 333-92431) and related Prospectus filed by the Company on December 9, 1999 and which was declared effective on January 13, 2000 (the "Initial Registration Statement"). The Registration Statement covers the registration of 827,271 shares of Common Stock (the "Shares"), including 77,271 shares subject to the Underwriters' over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Initial Registration Statement and the related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By: /s/ D. Bradley Peck
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    D. Bradley Peck